WASHINGTON TRUST BANCORP, INC.
2013 STOCK OPTION AND INCENTIVE PLAN
NONQUALIFIED STOCK OPTION CERTIFICATE
FOR NON-EMPLOYEE DIRECTORS
TO: <NAME>
THIS OPTION is made as of the Grant Date by WASHINGTON TRUST BANCORP, INC. (the “Corporation”) to <NAME> (the “Optionee”), a member of the Board of Directors of the Corporation.
Pursuant to the Plan and the Statement of Terms and Conditions attached hereto and incorporated herein by reference (the “Statement”), the Corporation hereby awards as of the Grant Date to the Optionee a stock option (the “Option”), as described below, to purchase the Option Shares.

A.	Grant Date: <Date>

B.	Type of Option: Non-Qualified Stock Option

C.	Plan: Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan (the “Plan”)

D.	Option Shares: <number of shares> shares of the Corporation’s common stock, U.S. $0.0625 par value per share (“Stock”).

E.	Option Exercise Price: <price per share> per share of Stock

F.	Latest Expiration Date: <Expiration Date> (the “Expiration Date”), subject to earlier termination as provided in the attached Statement and in the Plan.

G.
Exercisability Schedule: No portion of this Option may be exercised until such portion shall have become exercisable. Subject to the Statement, so long as the Optionee remains a director of the Corporation or a Subsidiary, the Option shall become vested and exercisable as follows:

Number of Option Shares Exercisable	Vesting and Exercisable Dates for Such Shares

Acceptance of this Option requires no action on the part of the Optionee. However, if the Optionee desires to refuse the Option, he or she must notify the Corporation at the address listed in the attached Statement. This Option is not intended to be an “incentive stock option,” as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended.

WASHINGTON TRUST BANCORP, INC.
2013 STOCK OPTION INCENTIVE PLAN
NONQUALIFIED STOCK OPTION
FOR NON-EMPLOYEE DIRECTORS
STATEMENT OF TERMS AND CONDITIONS
This Statement of Terms and Conditions (the “Statement”) supplies the terms and conditions of a grant of a nonqualified stock option (the “Option”) by Washington Trust Bancorp, Inc. (the “Corporation”) under the Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan (the “Plan”). The Option shall be subject to the provisions of the Plan, this Statement and the Certificate.
1.Termination.

(a)This Option shall terminate and be of no force or effect as of the earliest of the following:

(i)	The Expiration Date;

(ii)	Three years after the Optionee ceases to be an active member of the Board for any reason other than for cause;

(iii)	The date that the Optionee ceases to be an active member of the Board for cause.
Notwithstanding the foregoing, in the case of termination for cause, the ability to exercise this Option may be terminated on such earlier date as the Corporation may specify, and such date may be set so as to prevent the Optionee from further exercising any portion of this Option.
(b)The Administrator shall have discretion to determine whether any termination of Optionee’s service as an active member of the Board is to be considered as termination for cause for the purposes of this Statement. Any determination made by the Administrator with respect to any matter referred to in this Section 1 shall be final and conclusive on all persons affected thereby.

2.Nontransferability; Persons Able to Exercise.

This Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Optionee, only the Optionee may exercise the Option. If the Optionee dies while still affiliated with the Corporation, or during the period specified in Section 1, this Option may be exercised by his executors, administrators, legatees or distributees, provided that such person or persons comply with the provisions of the Certificate, this Statement, and the Plan applicable to the Optionee.
3.Method of Exercising Option.

The Option may be exercised, in whole or in part, by written notice to the Director of Human Resources of the Corporation, on any business day prior to the Expiration Date or earlier date specified in Section 1, specifying the number of shares which the Optionee wishes to purchase and including payment of the Option Exercise Price as provided below, provided that the Corporation, in its discretion, may modify or augment these requirements as provided in Section 6 of this Statement, or where appropriate because a person other than the Optionee is exercising the Option pursuant to Section 2. In the event this Option is exercised by any person other than the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. The written notice specified in this Section must be accompanied by payment of the Option Exercise Price for the shares being purchased in United States dollars in cash or by certified or bank check or other instrument acceptable to the Administrator. If approved by the Administrator, in its sole discretion, payment may also be made as follows:
(a)through the delivery (or attestation to the ownership) of shares of Stock, valued at Fair Market Value on the exercise date, that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Corporation plan; or
(b)by the Optionee delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation to pay the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;
(c)by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or
(d)by any combination of the foregoing.

Payment instruments will be received subject to collection. The transfer to the Optionee on the records of the Corporation or of the transfer agent of the Option Shares will be contingent upon (i) the Corporation’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained in the Certificate, this Statement or in the Plan or in any other agreement or provision of law, and (iii) the receipt by the Corporation of any agreement, statement or other evidence that the Corporation may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Option shall be net of the number of shares attested to.
As soon as practical after receipt of this notice and payment and compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with the transfer of shares of Stock upon the exercise of this Option and with the requirements of this Statement, the Certificate and of the Plan, the shares of Stock purchased upon the exercise of this Option shall be transferred to the Optionee on the records of the Corporation or of the transfer agent. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Corporation or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the shareholder of record on the books of the Corporation. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock. All shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.
This Option shall not be exercised for the purchase of fewer than 50 shares or all shares to which the Option is currently exercisable if such number is less than 50. Notwithstanding any other provision hereof of or the Plan, no portion of this Option shall be exercisable after the Expiration Date hereof.

4.Change of Control.

If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan after the effective date of such merger, consolidation or sale, as the case may be, the Optionee shall be entitled, upon exercise of this Option, to receive in lieu of shares of Stock, shares of such stock or other securities as the holders of shares of Stock received pursuant to the terms of the merger, consolidation or sale. Notwithstanding the Certificate provisions regarding the vesting and exercisability of the Option in installments, this Option shall become immediately exercisable in the event of a Change of Control of the Corporation.
5.No Rights Other Than Those Expressly Created.

Neither this Option, nor the Certificate, nor this Statement, nor the Plan, nor any action taken hereunder shall be construed as (i) giving the Optionee any rights with respect to continuance as a director, (ii) [giving the Optionee any equity or interest of any kind in any assets of the Corporation, or (iii)] creating a trust of any kind or a fiduciary relationship of any kind between the Optionee and the Corporation. As to any claim for any unpaid amounts under this Option or this Statement, any person having a claim for payments shall be an unsecured creditor. The Optionee shall not have any of the rights of a shareholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued.
6.Miscellaneous.

(a)Amendment. This Option may only be modified or amended by a writing signed by both parties, unless the Administrator determines that the proposed modification or amendment would not materially and adversely affect the Optionee, in which case the Optionee’s consent shall not be required for such modification or amendment.

(b)Notices. Any notices required to be given under this Option or this Statement shall be sufficient if in writing and if hand-delivered or if sent by first class mail and addressed as follows:

if to the Corporation:
Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891
Attention: Director of Human Resources
if to the Optionee:
at the address maintained in the Corporation’s payroll records or to such other address as either party may designate under the provisions hereof.
(c)Applicable Law. All rights and obligations under this Option and this Statement shall be governed by the laws of the State of Rhode Island.

(d)Incorporation of Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in the Certificate and in this Statement shall have the meaning specified in the Plan, unless a different meaning is specified herein or therein.

(e)Data Privacy Consent. In order to administer the Plan and this Option and to implement or structure future equity grants, the Corporation, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Option (the “Relevant Information”). By accepting this Option, the Optionee (i) authorizes the Corporation to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

PLEASE DIRECT ANY QUESTIONS TO:
Kristen L. DiSanto                    Elizabeth A. Musgrave
Executive Vice President, Human Resources        Vice President, Human Resources
The Washington Trust Company            The Washington Trust Company
8 Union Street    or                    8 Union Street
Westerly, RI 02891                    Westerly, RI 02891
(401) 348-1204                    (401) 348-1204
Email: kldisanto@washtrust.com            Email: eamusgrave@washtrust.com